UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   May 25, 2004

CLAYTON WILLIAMS ENERGY, INC.

(Exact name of Registrant as specified in its charter)

Delaware	0-20838	75-2396863
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

6 Desta Drive, Suite 6500, Midland, Texas		79705-5510
(Address of principal executive offices)		(Zip code)

Registrant’s Telephone Number, including area code: (432) 682-6324

Not applicable
(Former name, former address and former fiscal year, if changed since last report)

Item 5 -                               Other Events

 On May 25, 2004, Clayton Williams Energy, Inc. (the “Company”) finalized the sale of 1,380,869 shares of its common stock to certain institutional investors at a price of $23.00 per share in a private placement that raised approximately $31,760,000 in gross proceeds.  After the payment of typical transaction expenses, net proceeds were used to partially repay debt incurred to finance the acquisition of Southwest Royalties, Inc. that was finalized on May 21, 2004.  A copy of the news release is being furnished as an exhibit to this report on Form 8-K.

Item 7 -                               Financial Statements and Exhibits

Exhibits

Exhibit Number	Description

4	Stock Purchase Agreement dated May 19, 2004 by and among the Company and various institutional investors
99.1	News release dated May 26, 2004

The information contains certain estimates, predictions, assumptions and other “forward-looking statements” as defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.  Such factors include, among others, the following:  the volatility of oil and gas prices, the Company’s drilling results, the Company’s ability to replace short-lived reserves, the availability of capital resources, the reliance upon estimates of proved reserves, operating hazards and uninsured risks, competition, government regulation, the ability of the Company to implement its business strategy and other factors referenced in the Company’s public filings with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.

CLAYTON WILLIAMS ENERGY, INC.

Date: June 2, 2004	By:	/s/ L. Paul Latham
L. Paul Latham
Executive Vice President and Chief Operating Officer

Date: June 2, 2004	By:	/s/ Mel G. Riggs
Mel G. Riggs
Senior Vice President and Chief Financial Officer